Alternative Loan Trust 2007-HY4
Issuing Entity

Final Term Sheet

$1,432,682,100
(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MAY 30, 2007

Mortgage Pass-Through Certificates, Series 2007-HY4

Distributions payable monthly, beginning June 25, 2007
__________________

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount (1)	Pass-Through Rate (2)		Initial Class Certificate Balance/Initial Notional Amount (1)	Pass-Through Rate (2)
Class 1-A-1	$29,477,000	Variable	Class 4-A-2	$62,786,000	Variable
Class 1-A-2	$9,826,000	Variable	Class 4-A-3	$803,222,000 (3)	Variable
Class 1-A-3	$39,303,000 (3)	Variable	Class A-R	$100	Variable
Class 2-A-1	$307,101,000	Variable	Class M-1	$25,557,000	Variable
Class 2-A-2	$26,041,000	Variable	Class M-2	$10,953,000	Variable
Class 2-A-3	$333,142,000 (3)	Variable	Class M-3	$10,954,000	Variable
Class 3-A-1	$164,901,000	Variable	Class M-4	$8,032,000	Variable
Class 3-A-2	$13,983,000	Variable	Class M-5	$7,301,000	Variable
Class 3-A-3	$178,884,000 (3)	Variable	Class B-1	$5,111,000	Variable
Class 4-A-1	$740,436,000	Variable	Class B-2	$10,223,000	Variable
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates and their initial ratings, are listed in the tables under “Summary—Description of the Certificates” that begin on page 7 of this free writing prospectus.
(3) The Class 1-A-3, Class 2-A-3, Class 3-A-3 and Class 4-A-3 Certificates are interest-only notional amount certificates. The initial notional amounts are set forth above in the table but are not included in the aggregate class certificate balance of the certificates offered.

Summary

Issuing Entity

Alternative Loan Trust 2007-HY4, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. EMC Mortgage Corporation will be the seller of approximately 13.03% of the mortgage loans in loan group 4, which it acquired directly from Countrywide Home Loans, Inc. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of May 1, 2007 and the origination date for that mortgage loan (referred to as the “cut-off date”).

Closing Date

On or about May 31, 2007.

The Mortgage Loans

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties with an aggregate principal balance of approximately $1,460,433,400 as of the cut-off date. Substantially all of the mortgage loans will have original terms to maturity of 30 years. The mortgage pool will be divided into four separate groups. Each group of mortgage loans is referred to as a “loan group.” The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate adjusts based on a specified index.

The approximate aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date was as follows:

Loan Group	Aggregate Principal Balance	Fixed Rate Period (months)
1	$42,375,286	36
2	$359,183,148	60
3	$192,867,117	84
4	$866,007,850	120

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$42,375,286
Geographic Concentrations in excess of 10%:
California	46.17%
Florida	17.68%
Weighted Average Original Loan-to-Value Ratio	74.84%
Weighted Average Current Mortgage Rate	6.123%
Range of Current Mortgage Rates	4.250% to 8.125%
Average Current Principal Balance	$672,624
Range of Current Principal Balances	$424,000 to $2,450,000
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	707 points
Weighted Average Gross Margin	2.321%
Weighted Average Maximum Mortgage Rate	12.123%
Weighted Average Minimum Mortgage Rate	2.403%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$359,183,148
Geographic Concentrations in excess of 10%:
California	55.66%
Florida	12.45%
Weighted Average Original Loan-to-Value Ratio	74.35%
Weighted Average Current Mortgage Rate	6.612%
Range of Current Mortgage Rates	3.875% to 9.125%
Average Current Principal Balance	$673,890
Range of Current Principal Balances	$417,600 to $3,000,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	710 points
Weighted Average Gross Margin	2.268%
Weighted Average Maximum Mortgage Rate	11.708%
Weighted Average Minimum Mortgage Rate	2.279%

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$192,867,117
Geographic Concentrations in excess of 10%:
California	52.09%
Florida	10.16%
Weighted Average Original Loan-to-Value Ratio	71.36%
Weighted Average Current Mortgage Rate	6.683%
Range of Current Mortgage Rates	5.500% to 9.000%
Average Current Principal Balance	$803,613
Range of Current Principal Balances	$126,930 to $2,550,000
Weighted Average Remaining Term to Maturity	359 months
Weighted Average FICO Credit Score	713 points
Weighted Average Gross Margin	2.253%
Weighted Average Maximum Mortgage Rate	11.728%
Weighted Average Minimum Mortgage Rate	2.276%

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$866,007,850
Geographic Concentrations in excess of 10%:
California	67.57%
Weighted Average Original Loan-to-Value Ratio	71.54%
Weighted Average Current Mortgage Rate	6.583%
Range of Current Mortgage Rates	5.250% to 8.500%
Average Current Principal Balance	$732,663
Range of Current Principal Balances	$218,000 to $2,750,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	713 points
Weighted Average Gross Margin	2.254%
Weighted Average Maximum Mortgage Rate	11.584%
Weighted Average Minimum Mortgage Rate	2.259%

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. For example, the certificates with a “1” prefix are sometimes referred to in this free writing prospectus as the “group 1 senior certificates, the certificates with a “2” prefix are sometimes referred to in this free writing prospectus as the “group 2 senior certificates and so forth. The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance/ Initial Notional Amount (1)	Type	Initial Rating (S&P) (2)	Initial Rating Moody’s) (2)

Offered Certificates

Class 1-A-1	$29,477,000	Senior/Variable Pass-Through Rate/Super Senior	AAA	Aaa
Class 1-A-2	$9,826,000	Senior/Variable Pass-Through Rate/Support	AAA	Aaa
Class 1-A-3	$39,303,000	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 2-A-1	$307,101,000	Senior/Variable Pass-Through Rate/Super Senior	AAA	Aaa
Class 2-A-2	$26,041,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1
Class 2-A-3	$333,142,000	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 3-A-1	$164,901,000	Senior/Variable Pass-Through Rate/Super Senior	AAA	Aaa
Class 3-A-2	$13,983,000	Senior/Variable Pass-Through Rate/Support	AAA	NR
Class 3-A-3	$178,884,000	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class 4-A-1	$740,436,000	Senior/Variable Pass-Through Rate/Super Senior	AAA	Aaa
Class 4-A-2	$62,786,000	Senior/Variable Pass-Through Rate/Support	AAA	Aa1
Class 4-A-3	$803,222,000	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only	AAA	Aaa
Class A-R	$100	Senior/Variable Pass-Through Rate/Residual	AAA	Aaa
Class M-1	$25,557,000	Subordinate/Variable-Pass Through Rate	AA+	Aa1
Class M-2	$10,953,000	Subordinate/Variable-Pass Through Rate	AA+	Aa2
Class M-3	$10,954,000	Subordinate/Variable-Pass Through Rate	AA	Aa3
Class M-4	$8,032,000	Subordinate/Variable-Pass Through Rate	AA-	A1
Class M-5	$7,301,000	Subordinate/Variable-Pass Through Rate	A+	A2
Class B-1	$5,111,000	Subordinate/Variable-Pass Through Rate	A	A3
Class B-2	$10,223,000	Subordinate/Variable-Pass Through Rate	BBB	Baa2

Class	Initial Class Certificate Balance/ Initial Notional Amount (1)	Type	Initial Rating (S&P) (2)	Initial Rating Moody’s) (2)

Non-Offered Certificates(3)
Class B-3	$13,874,000	Subordinate/Variable-Pass Through Rate
Class B-4	$8,033,000	Subordinate/Variable-Pass Through Rate
Class B-5	$5,844,300	Subordinate/Variable-Pass Through Rate
Class 1-P(4)	$100	Prepayment Charges
Class 2-P(4)	$100	Prepayment Charges
Class 3-P(4)	$100	Prepayment Charges
Class 4-P(4)	$100	Prepayment Charges
Class C(5)	$100	Auction Call
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See “Ratings” in this free writing prospectus.

(3)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

(4)
The Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively. Each of the Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in the related loan group that require payment of a prepayment charge. Each of the Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates will not bear interest.

(5)
The Class C Certificates will have an initial class certificate balance of $100 and will not bear interest. The Class C Certificates will be entitled to receive the excess proceeds, if any, of an auction of the mortgage loans.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	(1)	calendar month (2)	30/360 (3)
Class 1-A-2	1	(1)	calendar month (2)	30/360 (3)
Class 1-A-3	1	(4)	calendar month (2)	30/360 (3)
Class 2-A-1	2	(5)	calendar month (2)	30/360 (3)
Class 2-A-2	2	(5)	calendar month (2)	30/360 (3)
Class 2-A-3	2	(6)	calendar month (2)	30/360 (3)
Class 3-A-1	3	(7)	calendar month (2)	30/360 (3)
Class 3-A-2	3	(7)	calendar month (2)	30/360 (3)
Class 3-A-3	3	(8)	calendar month (2)	30/360 (3)
Class 4-A-1	4	(9)	calendar month (2)	30/360 (3)
Class 4-A-2	4	(9)	calendar month (2)	30/360 (3)
Class 4-A-3	4	(10)	calendar month (2)	30/360 (3)
Class A-R	2	(11)	calendar month (2)	30/360 (3)
Class M-1	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class M-2	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class M-3	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class M-4	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class M-5	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-1	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-2	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)

Non-Offered Certificates
Class B-3	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-4	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class B-5	1, 2, 3 and 4	(12)	calendar month (2)	30/360 (3)
Class 1-P	1	N/A	N/A	N/A
Class 2-P	2	N/A	N/A	N/A
Class 3-P	3	N/A	N/A	N/A
Class 4-P	4	N/A	N/A	N/A
Class C	1, 2, 3 and 4	N/A	N/A	N/A
______________

(1)
The pass-through rate for the Class 1-A-1 and Class 1-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 1 minus the pass-through rate of the Class 1-A-3 Certificates. The pass-through rate for the Class 1-A-1 and Class 1-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.500000000% per annum.

(2)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3)	Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(4)
The pass-through rate for the Class 1-A-3 Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in April 2010, will be 0.403630336%, and (y) on or after the distribution date in April 2010 will be 0.000000000%.

(5)
The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 2 minus the pass-through rate of the Class 2-A-3 Certificates. The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.900000000% per annum.

(6)
The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in May 2012, will be 0.499884899%, and (y) on or after the distribution date in May 2012 will be 0.000000000%.

(7)
The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 3 minus the pass-through rate of the Class 3-A-3 Certificates. The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 5.900000000% per annum.

(8)
The pass-through rate for the Class 3-A-3 Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in April 2014, will be 0.573655575%, and (y) on or after the distribution date in April 2014 will be 0.000000000%.

(9)
The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate for loan group 4 minus the pass-through rate of the Class 4-A-3 Certificates. The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.000000000% per annum.

(10)
The pass-through rate for the Class 4-A-3 Certificates for the interest accrual period related to any distribution date (x) prior to the distribution date in May 2017, will be 0.373075335%, and (y) on or after the distribution date in May 2017 will be 0.000000000%.

(11)
The pass-through rate for Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2. The pass-through rate for the interest accrual period related to the first distribution date is expected to be approximately 6.399884899% per annum

(12)	The pass-through rate for each class of subordinated certificates for the interest accrual period related to any distribution date will equal the sum of the following for each loan group:

(i) the product of

(1) the weighted average adjusted net mortgage rate of that loan group for that distribution date; and

(2) the subordinated portion balance of that loan group for that distribution date,

divided by

(ii) the sum of the subordinated portion balance for each loan group for that distribution date.

The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first distribution date is expected to be approximately 6.379330464% per annum.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class A-R Certificates

Notional Amount Certificates	Class 1-A-3, Class 2-A-3, Class 3-A-3 and Class 4-A-3 Certificates

Subordinated Certificates	Class M and Class B Certificates

Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Class P Certificates	Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates

Record Date

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for June 25, 2007.

Last Scheduled Distribution Date

The last scheduled distribution date for the offered certificates is the distribution date in June 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The interest accrual period, interest accrual convention and method of calculating the pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount of that class immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the related mortgage loans resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group and the subordinated certificates, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group evidenced by the subordinated certificates), in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group in the order described below under “—Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in that loan group; and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

•
if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan groups are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal distributions as described below under “—Amounts Available for Distributions on the Certificates.”

The notional amount certificates do not have class certificate balances but will bear interest during each interest accrual period on their respective outstanding notional amounts, which are calculated.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in the loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to the mortgage loans in the loan group;

•
partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments and the compensating interest; and

•	any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	lender paid mortgage insurance premiums, if any;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.200% per annum (referred to as the master servicing fee rate) until the end of the loan’s initial fixed-rate period (including the date of adjustment of the mortgage rate) and multiplied by 0.375% per annum thereafter. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates—Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on the interest-bearing classes of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•	to principal of the classes of the senior certificates (other then the notional amount certificates) relating to that loan group, in the order and subject to the priorities set forth below;

•
to interest on and principal of, as applicable, the classes of the senior certificates not relating to that loan group, in the order and subject to the priorities described under “Description of the Certificates—Principal—Transfer Payments” in this free writing prospectus;

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their priority of distribution, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

•	any remaining available funds, to the Class A-R Certificates.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under “—Priority of Distributions Among Certificates” as principal first with respect to the related classes of senior certificates in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero,

•	with respect to loan group 2, sequentially,

•	to the Class A-R Certificates, until its class certificate balance is reduced to zero, and

•	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero,

•	with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero, and

•	with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order:

•
to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

•	to the related classes of senior certificates as follows, until their respective class certificate balances are reduced to zero,

•	in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially, to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of Class M or Class B Certificates, as applicable, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates related to that loan group in accordance with the priorities set forth above under “—Allocation of Realized Losses.”

Additionally, as described above under “—Principal Payments,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates’ pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more according to the MBA Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the related master servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates.

Tax Status

For federal income tax purposes, the issuing entity will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-HY4 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus (the “offered certificates”). The Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class A-R Certificates

Notional Amount Certificates	Class 1-A-3, Class 2-A-3, Class 3-A-3 and Class 4-A-3 Certificates

Subordinated Certificates	Class M and Class B Certificates

Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates

Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Class P Certificates	Class 1-P, Class 2-P, Class 3-P and Class 4-P Certificates

Offered Certificates	Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:
Class	Type
Class 1-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior

Class 1-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 1-A-3 Certificates	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class 2-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior

Class	Type
Class 2-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 2-A-3 Certificates	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class 3-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior

Class 3-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 3-A-3 Certificates	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class 4-A-1 Certificates	Senior/Variable Pass-Through Rate/Super Senior

Class 4-A-2 Certificates	Senior/Variable Pass-Through Rate/Support

Class 4-A-3 Certificates	Senior/Variable Pass-Through Rate/Notional Amount/Interest Only

Class A-R Certificates	Senior/Variable Pass-Through Rate/Residual

Subordinated Certificates	Subordinate/Variable-Pass Through Rate

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $1,354,551,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M-1	1.75%
Class M-2	0.75%
Class M-3	0.75%
Class M-4	0.55%
Class M-5	0.50%
Class B-1	0.35%
Class B-2	0.70%
Class B-3	0.95%
Class B-4	0.55%
Class B-5	0.40%

The initial Class Certificate Balances of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the Notional Amount Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balances of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries for a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date.

Senior Certificate Groups

The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates relate to loan group 1, the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates relate to loan group 2, the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates relate to loan group 3 and the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates relate to loan group 4. The classes of senior certificates related to a particular loan group are referred to as a “senior certificate group.”

Subordinated Portions

A portion of each loan group is related to the subordinated certificates (each, a “Subordinated Portion”). The principal balance of each Subordinated Portion (the “Subordinated Portion Balance”) for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Notional Amount Certificates

The Class 1-A-3, Class 2-A-3, Class 3-A-3 and Class 4-A-3 Certificates are Notional Amount Certificates.

The notional amount for any Distribution Date and:

•	the Class 1-A-3 Certificates will equal the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-2 Certificates immediately prior to such Distribution Date;

•	the Class 2-A-3 Certificates will equal the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-2 Certificates immediately prior to such Distribution Date;

•	the Class 3-A-3 Certificates will equal the aggregate Class Certificate Balance of the Class 3-A-1 and Class 3-A-2 Certificates immediately prior to such Distribution Date; and

•	the Class 4-A-3 Certificates will equal the aggregate Class Certificate Balance of the Class 4-A-1 and Class 4-A-2 Certificates immediately prior to such Distribution Date.

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities—Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities —Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will initially be established by the master servicer at Countrywide Bank, FSB, which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

•	all prepayment charges collected on the Mortgage Loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the Master Servicing Fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•
to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) any Prepayment Charges received for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the 18th day of each month (or, if that day is not a business day, the first business day thereafter), the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “—Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See “—Reports to Certificateholders” in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

The Certificate Account. All funds in the Certificate Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account n respect of the investments will be deposited by the master servicer in the Certificate Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

The Distribution Account. All funds in the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the trustee. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and the trustee as compensation for its duties under the pooling and servicing agreement as described in the pooling and servicing agreement.

The amount of any losses incurred in the Certificate Account n respect of the investments will be deposited by the master servicer and the trustee in the Distribution Account out of the master servicer’s and the trustee’s own funds immediately as realized as described in the pooling and servicing agreement.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the related Master Servicing Fee Rate for that Mortgage Loan (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly

Additional Servicing Compensation / Master Servicer	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and a portion of the investment income earned on amounts on deposit in the Distribution Account	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	A portion of the investment income earned on amounts on deposit in the Distribution Account	Compensation	Investment income related to the Distribution Account	Monthly

Expenses

Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (5)
Time to time

Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (6)	Indemnification	Amounts on deposit on the Certificate Account	Monthly
__________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements — Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The “Master Servicing Fee Rate” for each Mortgage Loan will be 0.200% per annum on and before its initial Adjustment Date and will be 0.375% per annum after its initial Adjustment Date. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid.

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each calendar month as to which interest was not paid or advanced on the Mortgage Loan.

(5)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(6)
Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under “—Certain Matters Regarding the Master Servicer, the Depositor and the Sellers.”

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who hold a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates. On each Distribution Date, Available Funds from each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to each loan group, concurrently and on a pro rata basis, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

•
to interest on and principal, as applicable, of the classes of the senior certificates not relating to that loan group in the manner, order and priority described in this free writing prospectus under “Description of the Certificates—Principal—Transfer Payments;”

•
from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this free writing prospectus under “Description of the Certificates—Interest” and “—Principal;” and

•	from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the related expense fees, including premiums in respect of lender paid mortgage insurance) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period together with interest paid with the prepayments and Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

minus

•
amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

plus

•	any Transfer Payments Received for such loan group and Distribution Date;

minus

•	any Transfer Payments Made from such loan group for such Distribution Date.

Interest

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates (each, a “pass-through rate”) described below.

Senior Certificates

The pass-through rate for the Class 1-A-1 and Class 1-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 1 minus the pass-through rate of the Class 1-A-3 Certificates. The pass-through rate for the Class 1-A-1 and Class 1-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.500000000% per annum.

The pass-through rate for the Class 1-A-3 Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in April 2010, will be 0.403630336%, and (y) on or after the Distribution Date in April 2010 will be 0.000000000%.

The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 2 minus the pass-through rate of the Class 2-A-3 Certificates. The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.900000000% per annum.

The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2012, will be 0.499884899%, and (y) on or after the Distribution Date in May 2012 will be 0.000000000%.

The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 3 minus the pass-through rate of the Class 3-A-3 Certificates. The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.900000000% per annum.

The pass-through rate for the Class 3-A-3 Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in April 2014, will be 0.573655575%, and (y) on or after the Distribution Date in April 2014 will be 0.000000000%.

The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 4 minus the pass-through rate of the Class 4-A-3 Certificates. The pass-through rate for the Class 4-A-1 and Class 4-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.000000000% per annum.

The pass-through rate for the Class 4-A-3 Certificates for the interest accrual period related to any Distribution Date (x) prior to the Distribution Date in May 2017, will be 0.373075335%, and (y) on or after the Distribution Date in May 2017 will be 0.000000000%.

Class A-R Certificates

The pass-through rate for the Class A-R Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for loan group 2. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.399884899% per annum.

Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be equal to the sum of the following for each loan group:

(i) the product of

(1) the Weighted Average Adjusted Net Mortgage Rate for that loan group for that Distribution Date; and

(2) the Subordinated Portion Balance of that loan group for that Distribution Date,

divided by

(ii) the sum of the Subordinated Portion Balance for each loan group for that Distribution Date.

The pass-through rate for each class of subordinated certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.379330464% per annum.

Definitions Related to Pass-Through Rate Calculations.

The “Adjusted Net Mortgage Rate” for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

Interest Entitlement. Interest will accrue at the rate described in this free writing prospectus on the certificates on the basis of a 360-day year divided into twelve 30-day months. With respect to each Distribution Date, the “interest accrual period” for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days.

On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The “Interest Distribution Amount” for any class and any Distribution Date will be equal to the sum of

•
interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Notional Amount as of the last day of the related interest accrual period, and

•
the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

Allocation of Interest Shortfalls. The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class’s share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

With respect to any Distribution Date, a “net prepayment interest shortfall” for a loan group is the amount by which the aggregate prepayment interest shortfall for the Mortgage Loans in that loan group for that Distribution Date exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for such other loan groups.

A “prepayment interest shortfall” for any Mortgage Loan for any Distribution Date is the amount by which interest paid by the borrower in connection with a prepayment of principal on that Mortgage Loan during the related Prepayment Period is less than one month’s interest at the related Mortgage Rate, net of the related Master Servicing Fee Rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification will not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this free writing prospectus under “—Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of related certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

General. On each Distribution Date, the Principal Amount for each loan group will be distributed first, as principal, as described above under “—Priority of Distributions Among Certificates,” with respect to the related classes of senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates as a portion of the Subordinated Principal Distribution Amount.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

•	all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

•	any Subsequent Recoveries on the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date,

plus

•	the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for such loan group and Distribution Date.

Transfer Payments

Transfer Payments due to disproportionate principal payments. On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the Mortgage Loans in that loan group will be paid pro rata, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage (as defined in this free writing prospectus) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from a loan group is distributed to the senior certificates related to one or more other loan groups according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date (the “Undercollateralized Group”), then the following will occur:

•
the Available Funds in each other loan group that is not an Undercollateralized Group (each, an “Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month’s interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

•
the portion of the Available Funds in respect of principal on the Mortgage Loans in each such Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month preceding the month of that Distribution Date. If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments will be allocated among such loan groups, pro rata, on the basis of the aggregate Class Certificate Balance of the related senior certificates.

On each Distribution Date, the “Transfer Payment” for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the Due Date in the month preceding the month of that Distribution Date, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a “Transfer Payment Received.” The Transfer Payment made by an Overcollateralized Group is referred to as a “Transfer Payment Made.”

All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal of the following classes of senior certificates, as follows:

•	with respect to loan group 1, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 2, sequentially:

(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

(2)	concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

•	with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

•	with respect to loan group 4, concurrently, to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

“Prepayment Period” means with respect to any Distribution Date and the related Due Date, the period from the second day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2007) through the first day of the calendar month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the related Senior Percentage of all amounts described in the first through fourth bullet of the definition of Principal Amount for that loan group and that Distribution Date,

•	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

•	the related Senior Prepayment Percentage of amounts described in the sixth and seventh bullets of the definition of Principal Amount for that loan group and that Distribution Date, and

•	the principal portion of any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” as of any Due Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on such Due Date.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if any Distribution Date the Senior Percentage of a senior certificate group exceeds the Senior Percentage of such senior certificate group as of the closing date, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

•
the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed

•
commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

For purposes of calculating the delinquency rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the MBA Method.

Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the seventh anniversary of the first distribution date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The “Two Times Test” will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

•
on or before the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

•
after the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date, the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Initial Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	92.75%	7.25%	N/A
Class M-1	1.75%	5.50%	7.25%
Class M-2	0.75%	4.75%	5.50%
Class M-3	0.75%	4.00%	4.75%
Class M-4	0.55%	3.45%	4.00%
Class M-5	0.50%	2.95%	3.45%
Class B-1	0.35%	2.60%	2.95%
Class B-2	0.70%	1.90%	2.60%
Class B-3	0.95%	0.95%	1.90%
Class B-4	0.55%	0.40%	0.95%
Class B-5	0.40%	0.00%	0.40%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for any loan group and Distribution Date will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in the first through fourth clauses of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

•	the related Subordinate Prepayment Percentage of amounts described in the sixth and seventh clauses of the definition of Principal Amount for that loan group and that Distribution Date,

minus

•	the principal portion of any Transfer Payments Made for that loan group.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

Allocation of Losses

On each Distribution Date, the amount of any Realized Loss with respect to any loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•	second, to the related classes of senior certificates as follows, until their respective Class Certificate Balances are reduced to zero:

•	in the case of loan group 1, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order,

•	in the case of loan group 2, sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order,

•	in the case of loan group 3, sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, and

•	in the case of loan group 4, sequentially, to the Class 4-A-2 and Class 4-A-1 Certificates, in that order.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the Mortgage Loans in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the Mortgage Loans in each loan group as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

Loan Group 1

Loan Program

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
One-Year LIBOR	62	$41,752,935.55	98.53%	673,434.44	6.099	358	707	74.76
Six-Month LIBOR	1	622,350.00	1.47	622,350.00	7.750	351	725	79.99
Total	63	$42,375,285.55	100.00%

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.250	1	$697,520.00	1.65%	697,520.00	360	676	80.00
4.500	1	478,300.00	1.13	478,300.00	358	689	80.00
4.595	1	603,625.00	1.42	603,625.00	358	711	85.00
4.750	1	646,750.00	1.53	646,750.00	359	672	65.00
5.000	2	1,326,000.00	3.13	663,000.00	359	700	67.38
5.125	2	1,038,000.00	2.45	519,000.00	357	748	65.66
5.375	1	440,000.00	1.04	440,000.00	359	681	80.00
5.500	4	2,337,591.92	5.52	584,397.98	359	704	74.43
5.625	1	806,164.03	1.90	806,164.03	359	720	77.16
5.750	7	3,654,011.92	8.62	522,001.70	356	696	78.45
5.775	1	456,299.09	1.08	456,299.09	359	749	90.00
5.875	8	5,544,649.93	13.08	693,081.24	359	721	70.12
6.000	2	1,439,600.00	3.40	719,800.00	358	692	75.17
6.125	2	1,192,191.89	2.81	596,095.95	360	700	79.49
6.250	5	2,889,985.00	6.82	577,997.00	359	713	75.68
6.375	8	8,139,761.00	19.21	1,017,470.13	358	724	73.23
6.500	4	2,218,335.77	5.23	554,583.94	358	683	73.99
6.625	3	2,663,900.00	6.29	887,966.67	358	713	79.99
6.750	1	890,000.00	2.10	890,000.00	359	701	76.82
6.875	1	930,000.00	2.19	930,000.00	359	662	64.14
7.000	1	740,000.00	1.75	740,000.00	360	686	80.00
7.125	1	664,000.00	1.57	664,000.00	359	697	80.00
7.375	1	618,750.00	1.46	618,750.00	359	662	75.00
7.500	1	455,000.00	1.07	455,000.00	359	679	70.00
7.750	1	622,350.00	1.47	622,350.00	351	725	79.99

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7.875	1	428,000.00	1.01	428,000.00	360	752	80.00
8.125	1	454,500.00	1.07	454,500.00	359	688	90.00
Total	63	$42,375,285.55	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 (as so adjusted) is expected to be approximately 6.113% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in loan group 1 is expected to be approximately 6.123% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	9	$3,927,820.57	9.27%	436,424.51	6.056	359	723	78.84
450,000.01 - 500,000.00	9	4,218,611.01	9.96	468,734.56	6.284	359	706	78.70
500,000.01 - 550,000.00	4	2,155,796.89	5.09	538,949.22	6.128	359	730	80.86
550,000.01 - 600,000.00	7	3,951,414.28	9.32	564,487.75	5.870	359	731	75.73
600,000.01 - 650,000.00	13	8,145,247.12	19.22	626,557.47	6.012	357	691	75.41
650,000.01 - 700,000.00	5	3,373,519.73	7.96	674,703.95	5.934	359	696	77.03
700,000.01 - 750,000.00	3	2,209,211.92	5.21	736,403.97	5.833	359	649	66.76
750,000.01 - 1,000,000.00	9	8,163,764.03	19.27	907,084.89	6.225	359	709	68.68
1,000,000.01 - 1,500,000.00	3	3,779,900.00	8.92	1,259,966.67	6.470	357	698	80.00
Greater than 2,000,000.00	1	2,450,000.00	5.78	2,450,000.00	6.375	358	752	70.00
Total	63	$42,375,285.55	100.00%
_________
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 1 is approximately $672,624.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	6	$4,311,611.92	10.17%	718,601.99	5.904	355	639	70.96
660 - 679	8	5,565,020.00	13.13	695,627.50	6.074	359	667	69.54
680 - 699	15	9,636,879.61	22.74	642,458.64	6.322	358	689	78.25
700 - 719	11	7,115,490.90	16.79	646,862.81	6.013	359	708	78.02
720 and Above	23	15,746,283.12	37.16	684,621.01	6.129	359	747	74.25
Total	63	$42,375,285.55	100.00%
_________
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 1 is approximately 707.

Documentation Programs

Documentation Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	8	$5,850,411.92	13.81%	731,301.49	6.298	358	672	72.39
Stated Income/Stated Asset	3	1,883,685.77	4.45	627,895.26	6.669	350	685	76.26
Reduced	42	28,591,987.66	67.47	680,761.61	6.063	359	714	75.65
No Income/No Asset	1	573,914.28	1.35	573,914.28	5.875	359	700	72.08
No Ratio	7	4,462,525.92	10.53	637,503.70	6.146	359	708	71.45
Preferred	2	1,012,760.00	2.39	506,380.00	5.819	360	736	80.00
Total	63	$42,375,285.55	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.01 - 55.00	1	$1,000,000.00	2.36%	1,000,000.00	5.875	359	787	54.79
55.01 - 60.00	4	2,717,000.00	6.41	679,250.00	5.736	359	683	57.76
60.01 - 65.00	4	2,745,961.49	6.48	686,490.37	5.850	359	659	63.97
65.01 - 70.00	7	6,296,499.73	14.86	899,499.96	6.302	358	733	68.82
70.01 - 75.00	8	5,162,336.40	12.18	645,292.05	6.179	356	680	73.94
75.01 - 80.00	33	21,336,273.84	50.35	646,553.75	6.149	359	710	79.29
80.01 - 85.00	1	603,625.00	1.42	603,625.00	4.875	358	711	85.00
85.01 - 90.00	5	2,513,589.09	5.93	502,717.82	6.454	359	727	89.84
Total	63	$42,375,285.55	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 1 is approximately 74.84%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.01 - 55.00	1	$1,000,000.00	2.36%	1,000,000.00	5.875	359	787	54.79
55.01 - 60.00	4	2,717,000.00	6.41	679,250.00	5.736	359	683	57.76
60.01 - 65.00	3	2,099,211.49	4.95	699,737.16	6.190	359	655	63.65
65.01 - 70.00	6	5,296,499.73	12.50	882,749.96	6.288	358	734	69.43
70.01 - 75.00	7	4,515,336.40	10.66	645,048.06	5.855	356	684	72.35
75.01 - 80.00	19	13,234,847.84	31.23	696,570.94	6.196	359	705	79.36
80.01 - 85.00	1	603,625.00	1.42	603,625.00	4.875	358	711	85.00
85.01 - 90.00	10	5,815,339.09	13.72	581,533.91	6.345	359	707	80.66
90.01 - 95.00	4	2,600,000.00	6.14	650,000.00	5.921	359	739	77.44
95.01 - 100.00	8	4,493,426.00	10.60	561,678.25	6.239	358	709	80.00
Total	63	$42,375,285.55	100.00%
_________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 1 is approximately 79.26%.
(2)	Takes into account any secondary financing on the Mortgage Loans in loan group 1 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	27	$19,566,325.00	46.17%	724,678.70	5.984	359	707	74.55
Florida	11	7,492,691.19	17.68	681,153.74	6.590	359	708	76.18
Arizona	4	2,489,915.95	5.88	622,478.99	5.383	358	733	73.72
Oregon	3	1,870,016.92	4.41	623,338.97	5.998	359	703	71.83
Colorado	2	1,416,800.00	3.34	708,400.00	6.378	359	710	78.00
Washington	2	1,131,760.00	2.67	565,880.00	5.825	359	682	77.02
Minnesota	2	1,075,736.35	2.54	537,868.18	6.137	358	693	68.57
Nevada	2	1,070,806.00	2.53	535,403.00	7.174	353	710	79.99
Massachusetts	1	1,000,000.00	2.36	1,000,000.00	5.875	359	787	54.79
Other (Less than 2%)	9	5,261,234.14	12.42	584,581.57	6.196	356	689	78.34
Total	63	$42,375,285.55	100.00%
_________
(1)
The Other row in the preceding table includes 9 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 9.675% of the Mortgage Loans in loan group 1 will be secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	19	$11,948,767.92	28.20%	628,882.52	6.291	358	707	78.44
Refinance (Rate/Term)	27	15,943,156.03	37.62	590,487.26	6.045	358	709	76.70
Refinance (Cash-Out)	17	14,483,361.60	34.18	851,962.45	6.070	358	705	69.82
Total	63	$42,375,285.55	100.00%

Types of Mortgaged Properties(1)

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-Rise Condominium	4	$2,384,150.00	5.63%	596,037.50	5.688	360	680	78.05
Single Family Residence	34	20,866,846.16	49.24	613,730.77	6.113	359	714	72.63
High-Rise Condominium	9	6,914,659.57	16.32	768,295.51	6.264	358	702	78.17
2-4 Family Residence	1	568,000.00	1.34	568,000.00	6.000	360	710	80.00
Planned Unit Development	15	11,641,629.82	27.47	776,108.65	6.152	357	704	75.92
Total	63	$42,375,285.55	100.00%
_________
(1)	Treated as real property.

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	52	$34,032,594.55	80.31%	654,472.97	5.998	358	708	74.22
Investment Property	5	3,060,000.00	7.22	612,000.00	6.695	359	704	71.43
Secondary Residence	6	5,282,691.00	12.47	880,448.50	6.595	357	707	80.80
Total	63	$42,375,285.55	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
341	1	$612,700.00	1.45%	612,700.00	5.750	633	73.82
351	1	622,350.00	1.47	622,350.00	7.750	725	79.99
356	4	2,490,056.00	5.88	622,514.00	5.909	690	69.60
357	3	3,109,600.00	7.34	1,036,533.33	6.517	680	79.88
358	9	7,786,096.85	18.37	865,121.87	6.036	718	75.50
359	32	19,701,702.70	46.49	615,678.21	6.093	710	73.89
360	13	8,052,780.00	19.00	619,444.62	6.098	707	75.89
Total	63	$42,375,285.55	100.00%
____________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 1 is approximately 358 months.

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	59	$40,043,311.46	94.50%	678,700.19	6.108	358	707	74.36
2.750	1	603,625.00	1.42	603,625.00	4.875	358	711	85.00
3.000	1	456,299.09	1.08	456,299.09	6.375	359	749	90.00
3.250	1	649,700.00	1.53	649,700.00	6.500	357	656	79.45
5.000	1	622,350.00	1.47	622,350.00	7.750	351	725	79.99
Total	63	$42,375,285.55	100.00%
____________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 1 was approximately 2.321%.

Maximum Mortgage Rates(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.250	1	$697,520.00	1.65%	697,520.00	4.250	360	676	80.00
10.500	1	478,300.00	1.13	478,300.00	4.500	358	689	80.00
10.750	1	646,750.00	1.53	646,750.00	4.750	359	672	65.00
10.875	1	603,625.00	1.42	603,625.00	4.875	358	711	85.00
11.000	2	1,326,000.00	3.13	663,000.00	5.000	359	700	67.38
11.125	2	1,038,000.00	2.45	519,000.00	5.125	357	748	65.66
11.375	1	440,000.00	1.04	440,000.00	5.375	359	681	80.00
11.500	4	2,337,591.92	5.52	584,397.98	5.500	359	704	74.43
11.625	1	806,164.03	1.90	806,164.03	5.625	359	720	77.16
11.750	7	3,654,011.92	8.62	522,001.70	5.750	356	696	78.45
11.875	8	5,544,649.93	13.08	693,081.24	5.875	359	721	70.12
12.000	2	1,439,600.00	3.40	719,800.00	6.000	358	692	75.17
12.125	2	1,192,191.89	2.81	596,095.95	6.125	360	700	79.49
12.250	5	2,889,985.00	6.82	577,997.00	6.250	359	713	75.68
12.375	9	8,596,060.09	20.29	955,117.79	6.375	358	725	74.12
12.500	4	2,218,335.77	5.23	554,583.94	6.500	358	683	73.99
12.625	3	2,663,900.00	6.29	887,966.67	6.625	358	713	79.99
12.750	1	890,000.00	2.10	890,000.00	6.750	359	701	76.82
12.875	1	930,000.00	2.19	930,000.00	6.875	359	662	64.14
13.000	1	740,000.00	1.75	740,000.00	7.000	360	686	80.00
13.125	1	664,000.00	1.57	664,000.00	7.125	359	697	80.00
13.375	1	618,750.00	1.46	618,750.00	7.375	359	662	75.00
13.500	1	455,000.00	1.07	455,000.00	7.500	359	679	70.00
13.750	1	622,350.00	1.47	622,350.00	7.750	351	725	79.99
13.875	1	428,000.00	1.01	428,000.00	7.875	360	752	80.00
14.125	1	454,500.00	1.07	454,500.00	8.125	359	688	90.00
Total	63	$42,375,285.55	100.00%
____________
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 1 was approximately 12.123%.

Minimum Mortgage Rates(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	58	$39,588,811.46	93.42%	682,565.71	6.084	358	708	74.18
2.750	1	603,625.00	1.42	603,625.00	4.875	358	711	85.00
3.000	1	456,299.09	1.08	456,299.09	6.375	359	749	90.00
3.250	1	649,700.00	1.53	649,700.00	6.500	357	656	79.45
6.125	1	454,500.00	1.07	454,500.00	8.125	359	688	90.00
7.750	1	622,350.00	1.47	622,350.00	7.750	351	725	79.99
Total	63	$42,375,285.55	100.00%
____________
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in loan group 1 was approximately 2.403%.

Initial Rate Adjustment Dates

Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
October 1, 2008	1	$612,700.00	1.45%	612,700.00	5.750	341	633	73.82
August 1, 2009	1	622,350.00	1.47	622,350.00	7.750	351	725	79.99
January 1, 2010	4	2,490,056.00	5.88	622,514.00	5.909	356	690	69.60
February 1, 2010	3	3,109,600.00	7.34	1,036,533.33	6.517	357	680	79.88
March 1, 2010	9	7,786,096.85	18.37	865,121.87	6.036	358	718	75.50
April 1, 2010	32	19,701,702.70	46.49	615,678.21	6.093	359	710	73.89
May 1, 2010	13	8,052,780.00	19.00	619,444.62	6.098	360	707	75.89
Total	63	$42,375,285.55	100.00%

Months to Initial Rate Adjustment Date

Range of Number of Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 60	63	$42,375,285.55	100.00%	672,623.58	6.123	358	707	74.84
Total	63	$42,375,285.55	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	63	$42,375,285.55	100.00%	672,623.58	6.123	358	707	74.84
Total	63	$42,375,285.55	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	63	$42,375,285.55	100.00%	672,623.58	6.123	358	707	74.84
Total	63	$42,375,285.55	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	4	$2,657,862.55	6.27%	664,465.64	6.087	359	671	72.41
36	9	5,163,956.00	12.19	573,772.89	6.021	356	684	71.89
120	50	34,553,467.00	81.54	691,069.34	6.141	359	714	75.47
Total	63	$42,375,285.55	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	28	$19,218,813.41	45.35%	686,386.19	6.184	358	708	72.65
12	6	3,380,945.00	7.98	563,490.83	5.187	359	716	79.95
36	25	17,326,027.14	40.89	693,041.09	6.181	359	702	75.55
60	4	2,449,500.00	5.78	612,375.00	6.524	359	745	79.92
Total	63	$42,375,285.55	100.00%

Annex A

Loan Group 2

Loan Program

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
One-Year LIBOR	465	$316,259,689.60	88.05%	680,128.36	6.611	360	712	74.02
Six-Month LIBOR	67	41,203,458.57	11.47	614,976.99	6.672	358	701	76.63
One-Year CMT	1	1,720,000.00	0.48	1,720,000.00	5.375	360	716	80.00
Total	533	$359,183,148.17	100.00%

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
3.875	1	$883,668.00	0.25%	883,668.00	359	754	75.00
4.750	3	1,617,140.00	0.45	539,046.67	360	713	80.00
5.000	5	3,844,075.00	1.07	768,815.00	359	767	77.75
5.125	1	495,192.00	0.14	495,192.00	360	715	80.00
5.135	1	598,500.00	0.17	598,500.00	360	638	90.00
5.250	9	5,880,187.10	1.64	653,354.12	359	695	74.58
5.375	5	4,001,925.00	1.11	800,385.00	360	715	81.81
5.500	14	9,128,347.52	2.54	652,024.82	359	732	74.76
5.625	12	6,824,017.52	1.90	568,668.13	360	708	76.09
5.750	11	7,705,479.37	2.15	700,498.12	359	734	74.31
5.860	1	501,750.00	0.14	501,750.00	359	640	90.00
5.875	46	29,981,901.71	8.35	651,780.47	361	723	68.61
5.999	1	487,500.00	0.14	487,500.00	359	783	75.00
6.000	34	22,369,984.91	6.23	657,940.73	359	723	65.56
6.010	1	503,779.30	0.14	503,779.30	479	633	90.00
6.125	31	20,074,810.00	5.59	647,574.52	359	711	74.63
6.250	50	31,627,059.92	8.81	632,541.20	359	726	72.36
6.365	1	467,500.00	0.13	467,500.00	360	728	89.05
6.375	45	32,826,973.51	9.14	729,488.30	359	720	75.36
6.500	38	24,928,278.76	6.94	656,007.34	359	701	75.05
6.625	27	15,749,768.10	4.38	583,324.74	359	698	77.50
6.750	26	20,368,225.00	5.67	783,393.27	359	707	72.02
6.875	29	22,590,305.91	6.29	778,976.07	358	705	75.62
7.000	14	8,796,151.78	2.45	628,296.56	359	691	73.46
7.125	7	4,051,900.00	1.13	578,842.86	360	732	80.00
7.250	15	10,390,149.83	2.89	692,676.66	359	684	76.19
7.375	9	4,529,908.00	1.26	503,323.11	360	695	78.30
7.500	16	12,558,451.07	3.50	784,903.19	360	684	77.05
7.625	14	8,395,549.00	2.34	599,682.07	360	693	78.35
7.750	15	12,908,683.00	3.59	860,578.87	358	699	76.07
7.875	15	8,866,616.00	2.47	591,107.73	360	702	78.58
8.000	10	6,113,920.00	1.70	611,392.00	359	679	75.85
8.250	4	2,416,000.00	0.67	604,000.00	360	706	80.00
8.375	1	585,250.00	0.16	585,250.00	359	630	80.00
8.500	6	6,528,750.00	1.82	1,088,125.00	358	703	72.90
8.625	3	2,571,200.86	0.72	857,066.95	356	693	76.33

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
8.750	2	1,100,000.00	0.31	550,000.00	359	710	80.00
8.875	4	2,460,000.00	0.68	615,000.00	359	719	80.00
9.000	5	2,888,000.00	0.80	577,600.00	359	744	80.00
9.125	1	566,250.00	0.16	566,250.00	355	625	75.00
Total	533	$359,183,148.17	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 (as so adjusted) is expected to be approximately 6.609% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in loan group 2 is expected to be approximately 6.612% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	73	$31,698,662.05	8.83%	434,228.25	6.591	361	705	78.41
450,000.01 - 500,000.00	111	52,682,883.06	14.67	474,620.57	6.539	360	709	76.93
500,000.01 - 550,000.00	93	48,718,675.92	13.56	523,856.73	6.455	361	706	76.32
550,000.01 - 600,000.00	52	29,836,489.31	8.31	573,778.64	6.718	359	712	78.83
600,000.01 - 650,000.00	50	31,681,309.62	8.82	633,626.19	6.834	359	711	77.19
650,000.01 - 700,000.00	29	19,590,870.00	5.45	675,547.24	6.787	359	699	74.68
700,000.01 - 750,000.00	13	9,404,675.00	2.62	723,436.54	6.508	359	704	76.35
750,000.01 - 1,000,000.00	60	52,774,519.07	14.69	879,575.32	6.529	359	710	72.72
1,000,000.01 - 1,500,000.00	33	42,216,493.77	11.75	1,279,287.69	6.561	359	729	69.36
1,500,000.01 - 2,000,000.00	10	18,228,470.37	5.07	1,822,847.04	6.649	357	703	70.04
Greater than 2,000,000.00	9	22,350,100.00	6.22	2,483,344.44	6.856	358	711	63.74
Total	533	$359,183,148.17	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 2 is approximately $673,890.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	83	$54,154,987.50	15.08%	652,469.73	6.843	360	645	75.81
660 - 679	54	36,212,788.10	10.08	670,607.19	6.805	359	668	74.71
680 - 699	90	60,270,988.80	16.78	669,677.65	6.639	359	689	74.90
700 - 719	97	63,434,530.84	17.66	653,964.24	6.680	359	710	74.73
720 and Above	209	145,109,852.93	40.40	694,305.52	6.437	360	754	73.31
Total	533	$359,183,148.17	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 2 is approximately 710.

Documentation Programs

Documentation Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	56	$40,556,319.12	11.29%	724,219.98	6.409	360	681	77.07
Stated Income/Stated Asset	13	10,381,964.84	2.89	798,612.68	6.524	358	712	69.98
Reduced	401	266,836,743.10	74.29	665,428.29	6.629	359	712	74.67
No Income/No Asset	8	5,514,250.00	1.54	689,281.25	6.595	359	723	68.32
No Ratio	47	30,782,277.11	8.57	654,942.07	6.848	359	721	70.54
Preferred	8	5,111,594.00	1.42	638,949.25	6.149	360	759	74.09
Total	533	$359,183,148.17	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	18	$18,213,131.18	5.07%	1,011,840.62	6.176	359	746	42.99
50.01 - 55.00	5	3,600,200.00	1.00	720,040.00	6.222	360	694	53.37
55.01 - 60.00	10	9,706,000.00	2.70	970,600.00	6.277	359	723	58.75
60.01 - 65.00	20	17,521,349.00	4.88	876,067.45	6.411	359	689	63.65
65.01 - 70.00	49	44,171,475.89	12.30	901,458.69	6.740	359	707	69.30
70.01 - 75.00	62	45,004,908.70	12.53	725,885.62	6.462	360	709	73.55
75.01 - 80.00	355	214,086,778.63	59.60	603,061.35	6.701	359	711	79.66
80.01 - 85.00	1	439,986.85	0.12	439,986.85	6.500	354	757	81.45
85.01 - 90.00	11	5,494,208.92	1.53	499,473.54	6.381	370	659	89.62
90.01 - 95.00	2	945,109.00	0.26	472,554.50	6.108	360	691	95.00
Total	533	$359,183,148.17	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 2 is approximately 74.35%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	16	$15,163,131.18	4.22%	947,695.70	6.204	359	742	42.78
50.01 - 55.00	3	2,380,000.00	0.66	793,333.33	6.336	360	700	54.11
55.01 - 60.00	9	8,489,200.00	2.36	943,244.44	6.074	359	745	53.69
60.01 - 65.00	14	12,655,100.00	3.52	903,935.71	6.219	359	687	63.35
65.01 - 70.00	39	33,171,356.20	9.24	850,547.59	6.709	359	705	68.31
70.01 - 75.00	42	31,468,682.84	8.76	749,254.35	6.326	361	719	72.28
75.01 - 80.00	138	98,077,708.22	27.31	710,708.03	6.623	359	705	78.23
80.01 - 85.00	15	11,090,034.76	3.09	739,335.65	6.430	359	726	75.67
85.01 - 90.00	86	54,430,709.38	15.15	632,915.23	6.652	360	697	78.94
90.01 - 95.00	48	28,376,001.34	7.90	591,166.69	6.814	360	705	78.29
95.01 - 100.00	123	63,881,224.25	17.79	519,359.55	6.851	360	721	79.80
Total	533	$359,183,148.17	100.00%
_________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 2 is approximately 81.68%.
(2)	Takes into account any secondary financing on the Mortgage Loans in loan group 2 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	319	$199,923,223.92	55.66%	626,718.57	6.493	360	711	75.55
Florida	55	44,732,276.41	12.45	813,314.12	6.829	359	711	72.91
Nevada	24	15,165,560.14	4.22	631,898.34	7.159	359	707	73.49
New York	11	12,433,249.00	3.46	1,130,295.36	6.869	359	732	65.43
Arizona	14	8,758,920.00	2.44	625,637.14	6.430	359	708	71.67
Illinois	12	8,471,049.67	2.36	705,920.81	6.816	359	703	72.92
Other (Less than 2%)	98	69,698,869.03	19.40	711,212.95	6.649	359	706	74.10
Total	533	$359,183,148.17	100.00%
_________
(1)
The Other row in the preceding table includes 23 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.274% of the Mortgage Loans in loan group 2 will be secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	271	$171,144,879.23	47.65%	631,530.92	6.724	359	716	77.40
Refinance (Rate/Term)	130	94,974,448.52	26.44	730,572.68	6.509	359	713	71.38
Refinance (Cash-Out)	132	93,063,820.42	25.91	705,028.94	6.512	360	697	71.75
Total	533	$359,183,148.17	100.00%

Types of Mortgaged Properties(1)

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2-4 Family Residence	20	$14,177,624.31	3.95%	708,881.22	6.915	359	716	76.69
Condo/Hotel	5	2,714,174.52	0.76	542,834.90	7.776	356	712	73.90
High-Rise Condominium	34	26,177,197.78	7.29	769,917.58	6.406	360	731	74.85
Low-Rise Condominium	42	24,298,588.72	6.76	578,537.83	6.905	359	716	76.46
Planned Unit Development	120	79,563,384.93	22.15	663,028.21	6.567	359	719	75.10
Single Family Residence	312	212,252,177.91	59.09	680,295.44	6.586	360	703	73.61
Total	533	$359,183,148.17	100.00%
_________
(1)	Treated as real property.

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Investment Property	46	$30,873,107.51	8.60%	671,154.51	7.084	359	719	71.64
Primary Residence	456	301,585,165.47	83.96	661,370.98	6.567	360	707	75.39
Second Home	31	26,724,875.19	7.44	862,092.75	6.575	359	740	65.74
Total	533	$359,183,148.17	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
349	1	$591,875.31	0.16%	591,875.31	7.250	641	80.00
351	1	1,791,800.00	0.50	1,791,800.00	6.875	680	80.00
352	2	3,063,200.86	0.85	1,531,600.43	8.554	688	72.14
354	2	1,479,986.85	0.41	739,993.43	7.554	687	80.43
355	3	6,021,350.00	1.68	2,007,116.67	7.500	700	70.87
356	11	7,143,378.44	1.99	649,398.04	6.713	719	72.94
357	6	6,110,681.78	1.70	1,018,446.96	6.511	731	65.11
358	31	24,760,096.18	6.89	798,712.78	6.596	710	71.95
359	169	109,791,781.45	30.57	649,655.51	6.462	715	75.16
360	305	197,482,718.00	54.98	647,484.32	6.631	708	74.52
479	1	503,779.30	0.14	503,779.30	6.500	633	90.00
480	1	442,500.00	0.12	442,500.00	5.875	722	75.00
Total	533	$359,183,148.17	100.00%
____________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 2 is approximately 360 months.

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	514	$347,305,594.25	96.69%	675,691.82	6.625	359	711	74.17
2.750	13	8,710,774.62	2.43	670,059.59	6.166	359	695	77.24
2.875	4	2,014,779.30	0.56	503,694.83	6.327	389	657	89.52
3.000	1	504,000.00	0.14	504,000.00	6.750	356	663	80.00
3.250	1	648,000.00	0.18	648,000.00	6.500	357	712	79.02
Total	533	$359,183,148.17	100.00%
____________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 2 was approximately 2.268%.

Maximum Mortgage Rates(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
8.875	1	$883,668.00	0.25%	883,668.00	3.875	359	754	75.00
9.750	3	1,617,140.00	0.45	539,046.67	4.750	360	713	80.00
10.000	5	3,844,075.00	1.07	768,815.00	5.000	359	767	77.75
10.125	1	495,192.00	0.14	495,192.00	5.125	360	715	80.00
10.250	4	3,431,879.41	0.96	857,969.85	5.250	360	692	70.71
10.375	4	3,499,109.00	0.97	874,777.25	5.375	360	717	82.07
10.500	9	6,691,082.62	1.86	743,453.62	5.500	360	734	72.85
10.625	12	6,955,517.52	1.94	579,626.46	5.625	360	702	77.92
10.750	7	4,718,899.37	1.31	674,128.48	5.750	359	718	72.33
10.875	38	25,860,759.71	7.20	680,546.31	5.875	361	732	67.57
10.999	1	487,500.00	0.14	487,500.00	5.999	359	783	75.00
11.000	31	20,818,784.91	5.80	671,573.71	6.000	359	726	65.23
11.125	31	20,074,810.00	5.59	647,574.52	6.125	359	711	74.63
11.250	52	32,484,641.27	9.04	624,704.64	6.175	359	724	72.56
11.375	44	32,263,789.51	8.98	733,267.94	6.359	359	721	75.29
11.500	41	26,054,236.11	7.25	635,469.17	6.406	362	701	75.85
11.625	27	15,220,768.10	4.24	563,732.15	6.594	360	699	77.01
11.750	24	20,039,805.00	5.58	834,991.88	6.601	360	715	71.77
11.875	37	26,574,741.91	7.40	718,236.27	6.720	358	700	75.69
12.000	13	7,533,631.78	2.10	579,510.14	6.853	359	688	72.39
12.125	6	3,416,000.00	0.95	569,333.33	7.125	360	725	80.00
12.250	18	11,890,750.86	3.31	660,597.27	7.074	359	689	77.10
12.375	10	5,178,308.00	1.44	517,830.80	7.169	360	698	78.42
12.500	19	12,928,537.92	3.60	680,449.36	7.325	360	693	78.13
12.625	13	8,475,749.00	2.36	651,980.69	7.507	360	691	77.85
12.750	21	16,223,683.00	4.52	772,556.33	7.546	359	701	76.56
12.875	16	9,470,822.00	2.64	591,926.38	7.811	360	701	78.67
13.000	13	8,482,640.00	2.36	652,510.77	7.721	359	686	74.71
13.125	1	635,900.00	0.18	635,900.00	7.125	359	769	80.00
13.250	5	3,007,875.31	0.84	601,575.06	8.053	358	693	80.00
13.375	2	1,002,850.00	0.28	501,425.00	7.959	359	644	80.00
13.500	7	8,418,750.00	2.34	1,202,678.57	8.276	358	688	72.22
13.625	3	2,229,000.86	0.62	743,000.29	8.214	355	674	79.01
13.750	2	1,100,000.00	0.31	550,000.00	8.750	359	710	80.00
13.875	3	1,700,000.00	0.47	566,666.67	8.875	359	731	80.00
14.000	4	2,208,000.00	0.61	552,000.00	9.000	359	742	80.00
14.625	2	1,258,000.00	0.35	629,000.00	8.625	360	737	77.72
14.875	1	760,000.00	0.21	760,000.00	8.875	359	692	80.00
15.000	1	680,000.00	0.19	680,000.00	9.000	359	750	80.00
15.125	1	566,250.00	0.16	566,250.00	9.125	355	625	75.00
Total	533	$359,183,148.17	100.00%
____________
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 2 was approximately 11.708%.

Minimum Mortgage Rates(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	514	$347,305,594.25	96.69%	675,691.82	6.625	359	711	74.17
2.750	12	8,144,524.62	2.27	678,710.39	5.960	359	700	77.40
2.875	4	2,014,779.30	0.56	503,694.83	6.327	389	657	89.52
3.000	1	504,000.00	0.14	504,000.00	6.750	356	663	80.00
3.250	1	648,000.00	0.18	648,000.00	6.500	357	712	79.02
9.125	1	566,250.00	0.16	566,250.00	9.125	355	625	75.00
Total	533	$359,183,148.17	100.00%
____________
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in loan group 2 was approximately 2.279%.

Initial Rate Adjustment Dates

Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
June 1, 2011	1	$591,875.31	0.16%	591,875.31	7.250	349	641	80.00
August 1, 2011	1	1,791,800.00	0.50	1,791,800.00	6.875	351	680	80.00
September 1, 2011	2	3,063,200.86	0.85	1,531,600.43	8.554	352	688	72.14
November 1, 2011	2	1,479,986.85	0.41	739,993.43	7.554	354	687	80.43
December 1, 2011	3	6,021,350.00	1.68	2,007,116.67	7.500	355	700	70.87
January 1, 2012	11	7,143,378.44	1.99	649,398.04	6.713	356	719	72.94
February 1, 2012	6	6,110,681.78	1.70	1,018,446.96	6.511	357	731	65.11
March 1, 2012	31	24,760,096.18	6.89	798,712.78	6.596	358	710	71.95
April 1, 2012	170	110,295,560.75	30.71	648,797.42	6.462	360	715	75.22
May 1, 2012	306	197,925,218.00	55.10	646,814.44	6.629	360	708	74.52
Total	533	$359,183,148.17	100.00%

Months to Initial Rate Adjustment Date

Range of Number of Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0 - 60	533	$359,183,148.17	100.00%	673,889.58	6.612	360	710	74.35
Total	533	$359,183,148.17	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	475	$324,695,923.08	90.40%	683,570.36	6.619	360	711	74.05
6.000	58	34,487,225.09	9.60	594,607.33	6.548	359	700	77.11
Total	533	$359,183,148.17	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	10	$7,190,633.48	2.00%	719,063.35	7.215	356	701	74.57
2.000	523	351,992,514.69	98.00	673,025.84	6.600	360	711	74.34
Total	533	$359,183,148.17	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	31	$22,209,295.55	6.18%	716,428.89	6.814	364	701	75.14
60	74	48,308,665.21	13.45	652,819.80	6.359	358	720	73.98
120	428	288,665,187.41	80.37	674,451.37	6.639	359	709	74.35
Total	533	$359,183,148.17	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	248	$172,908,047.65	48.14%	697,209.87	6.519	359	714	73.06
6	1	566,250.00	0.16	566,250.00	9.125	355	625	75.00
12	146	93,782,980.50	26.11	642,349.18	6.520	360	707	75.23
36	95	58,348,409.11	16.24	614,193.78	6.955	360	702	77.00
60	43	33,577,460.91	9.35	780,871.18	6.711	359	716	73.86
Total	533	$359,183,148.17	100.00%

Annex A

Loan Group 3

Loan Program

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
One-Year LIBOR	231	$182,839,417.16	94.80%	791,512.63	6.672	359	714	71.71
Six-Month LIBOR	9	10,027,700.00	5.20	1,114,188.89	6.872	358	701	65.04
Total	240	$192,867,117.16	100.00%

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.500	1	$675,000.00	0.35%	675,000.00	360	673	75.00
5.625	1	544,000.00	0.28	544,000.00	360	722	80.00
5.750	1	446,400.00	0.23	446,400.00	360	687	80.00
5.875	7	5,330,837.53	2.76	761,548.22	359	714	66.68
6.000	6	5,742,689.62	2.98	957,114.94	357	741	66.94
6.125	11	11,393,005.80	5.91	1,035,727.80	359	719	67.15
6.250	23	19,775,342.14	10.25	859,797.48	358	725	70.30
6.375	35	29,563,599.87	15.33	844,674.28	359	701	67.41
6.500	33	24,760,561.57	12.84	750,320.05	358	711	72.87
6.625	18	17,399,863.00	9.02	966,659.06	361	711	67.18
6.750	29	20,974,637.22	10.88	723,263.35	358	725	74.06
6.875	22	16,520,987.16	8.57	750,953.96	358	696	74.76
7.000	12	8,969,404.25	4.65	747,450.35	359	699	73.74
7.125	3	1,657,600.00	0.86	552,533.33	356	699	78.54
7.250	7	4,618,500.00	2.39	659,785.71	357	714	77.85
7.375	3	2,530,000.00	1.31	843,333.33	359	725	75.15
7.500	5	3,258,400.00	1.69	651,680.00	359	717	80.00
7.625	4	2,215,920.00	1.15	553,980.00	359	696	80.00
7.750	7	5,436,850.00	2.82	776,692.86	360	730	72.26
7.875	4	4,328,000.00	2.24	1,082,000.00	359	719	69.19
8.000	1	476,000.00	0.25	476,000.00	360	658	70.00
8.125	1	554,400.00	0.29	554,400.00	360	773	80.00
8.250	3	3,141,000.00	1.63	1,047,000.00	358	743	73.48
8.375	2	1,566,119.00	0.81	783,059.50	359	688	80.00
9.000	1	988,000.00	0.51	988,000.00	360	687	80.00
Total	240	$192,867,117.16	100.00%

_________
(1)	As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 3 is expected to be approximately 6.683% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
100,000.01 - 150,000.00	1	$126,929.59	0.07%	126,929.59	7.000	476	673	72.64
200,000.01 - 250,000.00	1	246,604.55	0.13	246,604.55	7.000	355	685	80.00
400,000.01 - 450,000.00	25	10,935,068.48	5.67	437,402.74	6.668	363	709	73.83
450,000.01 - 500,000.00	31	14,933,600.50	7.74	481,729.05	6.789	358	710	76.25
500,000.01 - 550,000.00	23	12,143,086.10	6.30	527,960.27	6.536	359	716	75.95
550,000.01 - 600,000.00	27	15,597,183.28	8.09	577,673.45	6.795	358	704	77.12
600,000.01 - 650,000.00	21	13,278,479.05	6.88	632,308.53	6.678	358	713	73.88
650,000.01 - 700,000.00	8	5,415,345.00	2.81	676,918.13	6.590	358	692	70.25
700,000.01 - 750,000.00	10	7,198,750.00	3.73	719,875.00	6.602	358	712	73.49
750,000.01 - 1,000,000.00	43	38,655,794.98	20.04	898,971.98	6.843	358	718	73.36
1,000,000.01 - 1,500,000.00	33	40,852,462.79	21.18	1,237,953.42	6.547	358	721	66.60
1,500,000.01 - 2,000,000.00	12	21,750,812.84	11.28	1,812,567.74	6.576	359	703	67.29
Greater than 2,000,000.00	5	11,733,000.00	6.08	2,346,600.00	6.791	357	716	64.17
Total	240	$192,867,117.16	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 3 is approximately $803,613.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	26	$18,788,700.32	9.74%	722,642.32	6.721	358	639	66.61
660 - 679	32	22,662,016.38	11.75	708,188.01	6.599	359	671	71.90
680 - 699	50	41,592,974.87	21.57	831,859.50	6.678	358	689	69.70
700 - 719	37	32,038,760.87	16.61	865,912.46	6.752	358	708	75.15
720 and Above	95	77,784,664.72	40.33	818,785.94	6.672	359	758	71.69
Total	240	$192,867,117.16	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 3 is approximately 713.

Documentation Programs

Documentation Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	16	$11,712,717.72	6.07%	732,044.86	6.595	358	674	68.17
Stated Income/Stated Asset	5	3,318,252.04	1.72	663,650.41	6.579	359	673	56.97
Reduced	185	153,538,568.14	79.61	829,938.21	6.687	359	717	71.98
No Income/No Asset	4	2,849,000.00	1.48	712,250.00	6.791	359	706	64.70
No Ratio	27	19,688,179.26	10.21	729,191.82	6.759	358	711	71.40
Preferred	3	1,760,400.00	0.91	586,800.00	6.090	359	761	76.15
Total	240	$192,867,117.16	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	14	$11,671,232.58	6.05%	833,659.47	6.436	358	690	40.74
50.01 - 55.00	5	3,807,845.13	1.97	761,569.03	6.316	359	706	54.41
55.01 - 60.00	11	13,587,331.33	7.04	1,235,211.94	6.788	358	719	59.13
60.01 - 65.00	9	10,074,389.38	5.22	1,119,376.60	6.329	359	735	62.95
65.01 - 70.00	41	42,393,479.40	21.98	1,033,987.30	6.525	358	706	68.76
70.01 - 75.00	29	27,040,055.56	14.02	932,415.71	6.809	361	718	73.72
75.01 - 80.00	127	82,375,165.33	42.71	648,623.35	6.804	358	716	79.64
85.01 - 90.00	3	1,433,118.45	0.74	477,706.15	6.403	356	685	89.90
90.01 - 95.00	1	484,500.00	0.25	484,500.00	6.875	356	633	95.00
Total	240	$192,867,117.16	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 3 is approximately 71.36%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	14	$11,671,232.58	6.05%	833,659.47	6.436	358	690	40.74
50.01 - 55.00	4	3,338,000.00	1.73	834,500.00	6.255	359	694	54.32
55.01 - 60.00	10	11,247,331.33	5.83	1,124,733.13	6.562	358	711	58.95
60.01 - 65.00	8	9,449,389.38	4.90	1,181,173.67	6.325	359	739	62.96
65.01 - 70.00	34	35,165,045.98	18.23	1,034,266.06	6.562	358	713	67.97
70.01 - 75.00	24	22,299,314.93	11.56	929,138.12	6.729	362	717	73.39
75.01 - 80.00	46	35,704,811.91	18.51	776,191.56	6.792	358	707	77.84
80.01 - 85.00	6	4,622,058.18	2.40	770,343.03	6.421	357	724	75.24
85.01 - 90.00	27	17,007,766.29	8.82	629,917.27	6.791	358	708	78.90
90.01 - 95.00	21	13,802,466.62	7.16	657,260.32	6.824	358	706	79.74
95.01 - 100.00	46	28,559,699.96	14.81	620,863.04	6.884	358	726	78.89
Total	240	$192,867,117.16	100.00%
_________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 3 is approximately 77.22%.
(2)	Takes into account any secondary financing on the Mortgage Loans in loan group 3 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	129	$100,464,991.85	52.09%	778,798.39	6.648	359	717	72.74
Florida	22	19,587,177.96	10.16	890,326.27	6.817	359	712	71.52
Washington	14	11,475,257.13	5.95	819,661.22	6.706	359	729	73.97
Nevada	8	6,944,479.22	3.60	868,059.90	6.628	357	700	72.30
New York	9	6,376,607.09	3.31	708,511.90	6.649	358	713	67.62
Arizona	6	4,510,300.00	2.34	751,716.67	7.531	359	709	78.33
New Jersey	5	4,162,819.38	2.16	832,563.88	6.385	358	711	54.91
Other (less than 2%)	47	39,345,484.53	20.40	837,137.97	6.648	358	700	68.39
Total	240	$192,867,117.16	100.00%
_________
(1)
The Other row in the preceding table includes 14 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 2.122% of the Mortgage Loans in loan group 3 will be secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	88	$60,998,509.26	31.63%	693,164.88	6.743	358	723	77.52
Refinance (Rate/Term)	63	57,628,478.88	29.88	914,737.76	6.559	359	713	69.54
Refinance (Cash-Out)	89	74,240,129.02	38.49	834,158.75	6.729	359	705	67.72
Total	240	$192,867,117.16	100.00%

Types of Mortgaged Properties(1)

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2-4 Family Residence	9	$8,312,299.67	4.31%	923,588.85	6.767	357	721	68.28
Condominium Hotel	3	1,802,900.00	0.93	600,966.67	6.790	359	709	63.79
High-Rise Condominium	8	6,024,750.97	3.12	753,093.87	6.321	359	756	74.15
Low-Rise Condominium	12	7,781,855.79	4.03	648,487.98	6.740	361	714	72.30
Planned Unit Development	62	56,895,284.22	29.50	917,665.87	6.670	358	704	72.46
Single Family Residence	146	112,050,026.51	58.10	767,465.94	6.697	359	715	70.94
Total	240	$192,867,117.16	100.00%
_________
(1)	Treated as real property.

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	193	$152,348,357.25	78.99%	789,369.73	6.654	359	711	71.82
Investment Property	28	24,060,494.85	12.48	859,303.39	6.944	358	720	70.11
Secondary Residence	19	16,458,265.06	8.53	866,224.48	6.562	359	720	69.01
Total	240	$192,867,117.16	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
353	2	$1,761,500.00	0.91%	880,750.00	7.133	691	77.34
354	2	962,326.37	0.50	481,163.19	6.442	647	45.97
355	12	8,429,606.24	4.37	702,467.19	6.632	722	73.11
356	58	50,806,736.90	26.34	875,978.22	6.620	709	72.37
357	3	2,346,979.05	1.22	782,326.35	6.735	741	74.34
358	11	8,685,980.10	4.50	789,634.55	6.577	700	69.88
359	55	44,065,038.91	22.85	801,182.53	6.696	707	69.67
360	95	75,262,020.00	39.02	792,231.79	6.725	720	71.73
476	1	126,929.59	0.07	126,929.59	7.000	673	72.64
480	1	420,000.00	0.22	420,000.00	6.625	720	73.04
Total	240	$192,867,117.16	100.00%
____________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 3 is approximately 359 months.

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	237	$191,711,761.04	99.40%	808,910.38	6.684	359	713	71.28
2.750	3	1,155,356.12	0.60	385,118.71	6.418	370	653	85.48
Total	240	$192,867,117.16	100.00%
____________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 3 was approximately 2.253%.

Maximum Mortgage Rates(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.500	1	$675,000.00	0.35%	675,000.00	5.500	360	673	75.00
10.625	1	544,000.00	0.28	544,000.00	5.625	360	722	80.00
10.750	1	446,400.00	0.23	446,400.00	5.750	360	687	80.00
10.875	7	5,330,837.53	2.76	761,548.22	5.875	359	714	66.68
11.000	6	5,742,689.62	2.98	957,114.94	6.000	357	741	66.94
11.125	10	10,793,005.80	5.60	1,079,300.58	6.125	359	722	67.27
11.250	22	18,912,142.14	9.81	859,642.82	6.250	358	723	69.85
11.375	35	29,563,599.87	15.33	844,674.28	6.375	359	701	67.41
11.500	32	22,210,561.57	11.52	694,080.05	6.500	358	714	74.35
11.625	18	17,399,863.00	9.02	966,659.06	6.625	361	711	67.18
11.750	28	20,414,637.22	10.58	729,094.19	6.750	358	726	73.89
11.875	21	15,200,987.16	7.88	723,856.53	6.875	358	698	76.04
12.000	12	8,969,404.25	4.65	747,450.35	7.000	359	699	73.74
12.125	4	2,257,600.00	1.17	564,400.00	6.859	357	690	74.90
12.250	6	3,624,200.00	1.88	604,033.33	7.012	357	710	78.56
12.375	3	2,530,000.00	1.31	843,333.33	7.375	359	725	75.15
12.500	6	5,808,400.00	3.01	968,066.67	7.061	359	705	71.22
12.625	4	2,215,920.00	1.15	553,980.00	7.625	359	696	80.00
12.750	8	5,996,850.00	3.11	749,606.25	7.657	360	725	72.99
12.875	5	5,648,000.00	2.93	1,129,600.00	7.641	359	709	67.04
13.000	1	476,000.00	0.25	476,000.00	8.000	360	658	70.00
13.125	1	554,400.00	0.29	554,400.00	8.125	360	773	80.00
13.250	5	4,998,500.00	2.59	999,700.00	7.878	357	746	74.97
13.375	2	1,566,119.00	0.81	783,059.50	8.375	359	688	80.00
15.000	1	988,000.00	0.51	988,000.00	9.000	360	687	80.00
Total	240	$192,867,117.16	100.00%
____________
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 3 was approximately 11.728%.

Minimum Mortgage Rates(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	236	$190,831,761.04	98.94%	808,609.16	6.681	359	713	71.24
2.375	1	880,000.00	0.46	880,000.00	7.375	359	682	80.00
5.875	1	543,926.53	0.28	543,926.53	5.875	358	666	80.00
6.875	1	484,500.00	0.25	484,500.00	6.875	356	633	95.00
7.000	1	126,929.59	0.07	126,929.59	7.000	476	673	72.64
Total	240	$192,867,117.16	100.00%
____________
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in loan group 3 was approximately 2.276%.

Initial Rate Adjustment Dates

Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
October 1, 2013	2	$1,761,500.00	0.91%	880,750.00	7.133	353	691	77.34
November 1, 2013	2	962,326.37	0.50	481,163.19	6.442	354	647	45.97
December 1, 2013	12	8,429,606.24	4.37	702,467.19	6.632	355	722	73.11
January 1, 2014	59	50,933,666.49	26.41	863,282.48	6.621	356	709	72.37
February 1, 2014	3	2,346,979.05	1.22	782,326.35	6.735	357	741	74.34
March 1, 2014	11	8,685,980.10	4.50	789,634.55	6.577	358	700	69.88
April 1, 2014	55	44,065,038.91	22.85	801,182.53	6.696	359	707	69.67
May 1, 2014	96	75,682,020.00	39.24	788,354.38	6.725	361	720	71.74
Total	240	$192,867,117.16	100.00%

Months to Initial Rate Adjustment Date

Range of Number of Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
61 - 79	16	$11,153,432.61	5.78%	697,089.54	6.695	355	711	71.44
80 - 84	224	181,713,684.55	94.22	811,221.81	6.682	359	713	71.36
Total	240	$192,867,117.16	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.000	232	$184,128,417.16	95.47%	793,656.97	6.669	359	713	71.45
6.000	8	8,738,700.00	4.53	1,092,337.50	6.964	358	705	69.57
Total	240	$192,867,117.16	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	240	$192,867,117.16	100.00%	803,612.99	6.683	359	713	71.36
Total	240	$192,867,117.16	100.00%

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	17	$11,540,445.84	5.98%	678,849.76	6.383	360	707	68.49
84	26	19,296,247.28	10.00	742,163.36	6.646	361	710	67.58
120	197	162,030,424.04	84.01	822,489.46	6.708	358	714	72.02
Total	240	$192,867,117.16	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	172	$140,260,029.27	72.72%	815,465.29	6.729	358	717	70.52
12	39	31,156,406.37	16.15	798,882.21	6.452	360	709	73.88
36	18	10,998,886.79	5.70	611,049.27	6.800	360	693	75.22
60	11	10,451,794.73	5.42	950,163.16	6.626	359	699	71.18
Total	240	$192,867,117.16	100.00%

Annex A

Loan Group 4

Loan Program

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
One-Year LIBOR	1,173	$860,031,810.19	99.31%	733,189.95	6.584	360	713	71.56
Six-Month LIBOR	3	1,596,000.00	0.18	532,000.00	6.483	357	685	80.00
One-Year CMT	6	4,380,039.35	0.51	730,006.56	6.438	359	691	63.09
Total	1,182	$866,007,849.54	100.00%

Current Mortgage Rates(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.250	2	$977,082.00	0.11%	488,541.00	358	676	80.00
5.375	1	516,000.00	0.06	516,000.00	360	704	80.00
5.500	6	3,284,538.00	0.38	547,423.00	360	695	80.00
5.625	11	6,949,716.89	0.80	631,792.44	359	713	66.12
5.750	15	9,185,748.83	1.06	612,383.26	359	708	62.08
5.875	52	38,009,211.28	4.39	730,946.37	359	717	69.82
5.970	1	446,000.00	0.05	446,000.00	360	644	84.95
6.000	51	39,227,793.02	4.53	769,172.41	359	712	71.47
6.125	66	51,186,896.11	5.91	775,559.03	359	732	66.02
6.220	1	465,000.00	0.05	465,000.00	358	638	84.55
6.250	149	111,230,894.73	12.84	746,516.07	359	715	69.11
6.345	1	454,750.00	0.05	454,750.00	360	625	85.00
6.375	140	113,188,487.87	13.07	808,489.20	361	718	68.35
6.500	168	125,391,017.92	14.48	746,375.11	360	716	70.67
6.625	116	85,057,877.84	9.82	733,257.57	359	711	71.85
6.750	105	67,130,821.46	7.75	639,341.16	359	707	75.49
6.875	96	67,745,509.57	7.82	705,682.39	360	710	74.58
7.000	29	19,581,985.00	2.26	675,240.86	359	716	75.82
7.125	30	22,919,173.36	2.65	763,972.45	359	713	76.69
7.250	33	22,853,074.60	2.64	692,517.41	360	697	76.91
7.345	1	621,000.00	0.07	621,000.00	360	708	90.00
7.375	30	20,603,361.17	2.38	686,778.71	360	703	74.90
7.500	17	12,665,803.89	1.46	745,047.29	360	688	75.26
7.625	12	7,927,736.00	0.92	660,644.67	360	678	75.59
7.750	11	9,905,000.00	1.14	900,454.55	360	713	77.37
7.875	10	7,236,550.00	0.84	723,655.00	360	697	79.46
8.000	12	7,097,770.00	0.82	591,480.83	360	708	76.56
8.125	1	528,000.00	0.06	528,000.00	360	727	78.22
8.250	2	3,668,750.00	0.42	1,834,375.00	360	738	70.85
8.375	3	2,243,000.00	0.26	747,666.67	359	669	74.32
8.500	10	7,709,300.00	0.89	770,930.00	360	723	73.63
Total	1,182	$866,007,849.54	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 (as so adjusted) is expected to be approximately 6.582% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in loan group 4 is expected to be approximately 6.583% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
200,000.01 - 250,000.00	1	$218,000.00	0.03%	218,000.00	7.625	358	622	76.49
400,000.01 - 450,000.00	131	57,092,063.26	6.59	435,817.28	6.530	360	707	76.01
450,000.01 - 500,000.00	216	102,769,623.75	11.87	475,785.30	6.541	360	712	74.56
500,000.01 - 550,000.00	162	84,883,424.74	9.80	523,971.76	6.625	359	710	75.97
550,000.01 - 600,000.00	124	71,418,752.27	8.25	575,957.68	6.643	359	705	76.82
600,000.01 - 650,000.00	106	66,951,605.82	7.73	631,618.92	6.651	359	708	75.35
650,000.01 - 700,000.00	51	34,693,448.78	4.01	680,263.70	6.586	359	718	70.28
700,000.01 - 750,000.00	43	31,317,672.96	3.62	728,317.98	6.420	359	707	69.02
750,000.01 - 1,000,000.00	175	158,548,996.85	18.31	905,994.27	6.664	359	707	69.30
1,000,000.01 - 1,500,000.00	114	142,858,250.94	16.50	1,253,142.55	6.517	360	722	68.63
1,500,000.01 - 2,000,000.00	45	82,491,310.17	9.53	1,833,140.23	6.513	359	721	66.59
Greater than 2,000,000.00	14	32,764,700.00	3.78	2,340,335.71	6.641	359	737	63.16
Total	1,182	$866,007,849.54	100.00%
_________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in loan group 4 is approximately $732,663.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	165	$109,949,406.81	12.70%	666,360.04	6.622	360	642	71.99
660 - 679	145	103,393,295.70	11.94	713,057.21	6.620	361	669	73.56
680 - 699	208	148,235,294.60	17.12	712,669.69	6.584	359	690	73.30
700 - 719	187	141,068,754.02	16.29	754,378.36	6.618	360	709	70.33
720 and Above	477	363,361,098.41	41.96	761,763.31	6.546	359	758	70.57
Total	1,182	$866,007,849.54	100.00%
_________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in loan group 4 is approximately 713.

Documentation Programs

Documentation Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	122	$91,742,629.87	10.59%	751,988.77	6.417	359	679	71.97
Stated Income/Stated Asset	19	14,501,512.75	1.67	763,237.51	6.667	359	707	67.31
Reduced	931	684,525,189.31	79.04	735,257.99	6.606	360	717	71.81
No Income/No Asset	12	6,267,567.00	0.72	522,297.25	6.673	360	739	54.70
No Ratio	71	51,511,837.61	5.95	725,518.84	6.638	359	714	69.31
Preferred	24	15,725,363.00	1.82	655,223.46	6.281	359	748	74.90
Streamlined	3	1,733,750.00	0.20	577,916.67	6.276	359	653	71.19
Total	1,182	$866,007,849.54	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	71	$63,203,093.50	7.30%	890,184.42	6.326	359	732	40.31
50.01 - 55.00	17	13,330,499.95	1.54	784,147.06	6.334	359	730	52.14
55.01 - 60.00	40	39,621,989.25	4.58	990,549.73	6.437	360	711	58.05
60.01 - 65.00	74	71,087,342.35	8.21	960,639.76	6.521	359	708	62.77
65.01 - 70.00	148	141,770,842.18	16.37	957,911.10	6.510	360	716	68.80
70.01 - 75.00	147	112,205,227.21	12.96	763,300.87	6.637	359	705	73.74
75.01 - 80.00	661	412,393,446.25	47.62	623,893.26	6.661	360	712	79.58
80.01 - 85.00	5	2,468,576.74	0.29	493,715.35	6.677	359	670	84.41
85.01 - 90.00	15	8,076,084.93	0.93	538,405.66	6.718	359	710	88.97
90.01 - 95.00	4	1,850,747.18	0.21	462,686.80	6.926	360	704	94.80
Total	1,182	$866,007,849.54	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in loan group 4 is approximately 71.54%.
(2)	Does not take into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	68	$59,214,093.50	6.84%	870,795.49	6.326	359	732	39.71
50.01 - 55.00	17	14,396,500.00	1.66	846,852.94	6.311	359	733	51.84
55.01 - 60.00	38	35,715,989.25	4.12	939,894.45	6.457	359	707	57.97
60.01 - 65.00	69	69,865,342.35	8.07	1,012,541.19	6.495	359	709	62.11
65.01 - 70.00	136	131,638,941.13	15.20	967,933.39	6.480	360	715	68.64
70.01 - 75.00	102	77,362,060.07	8.93	758,451.57	6.627	359	707	73.19
75.01 - 80.00	287	196,406,000.55	22.68	684,341.47	6.593	360	714	78.91
80.01 - 85.00	34	22,502,066.40	2.60	661,825.48	6.446	359	711	76.58
85.01 - 90.00	168	111,107,795.55	12.83	661,355.93	6.703	359	704	78.77
90.01 - 95.00	96	59,865,134.30	6.91	623,595.15	6.770	359	699	79.55
95.01 - 100.00	167	87,933,926.44	10.15	526,550.46	6.770	359	726	79.72
Total	1,182	$866,007,849.54	100.00%
_________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Mortgage Loans in loan group 4 is approximately 76.41%.
(2)	Takes into account any secondary financing on the Mortgage Loans in loan group 4 that may exist at the time of origination.

State Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	805	$585,151,263.45	67.57%	726,895.98	6.559	360	717	71.45
Florida	82	65,597,367.38	7.57	799,967.89	6.644	359	702	72.55
Arizona	32	24,201,050.84	2.79	756,282.84	6.644	359	701	69.97
Washington	35	22,957,385.82	2.65	655,925.31	6.701	359	706	73.07
Illinois	25	19,397,328.28	2.24	775,893.13	6.887	359	720	67.81
New York	25	17,927,050.93	2.07	717,082.04	6.379	359	707	67.35
Other (Less than 2%)	178	130,776,402.84	15.10	734,698.89	6.611	360	704	72.58
Total	1,182	$866,007,849.54	100.00%
_________
(1)
The Other row in the preceding table includes 19 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.151% of the Mortgage Loans in loan group 4 will be secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	459	$326,444,581.11	37.70%	711,208.24	6.646	359	719	75.78
Refinance (Rate/Term)	327	237,213,997.82	27.39	725,425.07	6.579	359	715	71.61
Refinance (Cash-Out)	396	302,349,270.61	34.91	763,508.26	6.517	360	706	66.89
Total	1,182	$866,007,849.54	100.00%

Types of Mortgaged Properties(1)

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2-4 Family Residence	56	$47,378,522.67	5.47%	846,045.05	6.765	359	730	68.8
High-Rise Condominium	66	50,485,180.92	5.83	764,926.98	6.428	359	725	73.64
Low-Rise Condominium	70	41,554,379.38	4.8	593,633.99	6.559	360	713	72.82
Planned Unit Development	250	203,009,979.47	23.44	812,039.92	6.513	359	719	71.27
Single Family Residence	740	523,579,787.10	60.46	707,540.25	6.610	360	708	71.58
Total	1,182	$866,007,849.54	100.00%
_________
(1)	Treated as real property.

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	993	$724,571,298.54	83.67%	729,679.05	6.549	360	710	71.98
Investment Property	130	92,625,740.02	10.70	712,505.69	6.836	360	730	68.41
Secondary Residence	59	48,810,810.98	5.64	827,301.88	6.600	359	730	70.94
Total	1,182	$866,007,849.54	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
339	1	$1,275,000.00	0.15%	1,275,000.00	5.875	781	75.00
352	1	571,267.17	0.07	571,267.17	7.375	681	76.24
354	2	1,379,898.83	0.16	689,949.42	6.359	722	76.11
355	6	4,681,875.12	0.54	780,312.52	6.654	714	66.00
356	13	7,606,444.30	0.88	585,111.10	6.319	713	73.86
357	63	51,197,404.29	5.91	812,657.21	6.417	709	70.86
358	137	104,911,583.56	12.11	765,777.98	6.466	720	71.42
359	224	155,970,287.85	18.01	696,295.93	6.429	709	71.15
360	732	536,116,123.08	61.91	732,399.08	6.672	714	71.72
477	1	483,360.53	0.06	483,360.53	6.500	626	80.00
478	1	449,604.81	0.05	449,604.81	6.500	700	76.92
480	1	1,365,000.00	0.16	1,365,000.00	6.375	665	70.00
Total	1,182	$866,007,849.54	100.00%
____________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in loan group 4 is approximately 360 months.

Gross Margins(1)

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.125	1	$650,000.00	0.08%	650,000.00	7.125	360	765	76.92
2.250	1,168	857,576,748.91	99.03	734,226.67	6.582	360	713	71.53
2.750	12	7,160,100.63	0.83	596,675.05	6.471	367	682	69.94
2.875	1	621,000.00	0.07	621,000.00	7.875	360	708	90.00
Total	1,182	$866,007,849.54	100.00%
____________
(1)	As of the cut-off date, the weighted average gross margin of the Mortgage Loans in loan group 4 was approximately 2.254%.

Maximum Mortgage Rates(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
10.250	2	$977,082.00	0.11%	488,541.00	5.250	358	676	80.00
10.375	1	516,000.00	0.06	516,000.00	5.375	360	704	80.00
10.500	5	2,832,538.00	0.33	566,507.60	5.500	360	697	80.00
10.625	11	6,949,716.89	0.80	631,792.44	5.625	359	713	66.12
10.750	15	9,185,748.83	1.06	612,383.26	5.750	359	708	62.08
10.875	52	38,009,211.28	4.39	730,946.37	5.875	359	717	69.82
11.000	51	39,227,793.02	4.53	769,172.41	6.000	359	712	71.47
11.125	66	51,186,896.11	5.91	775,559.03	6.125	359	732	66.02
11.250	150	111,676,894.73	12.90	744,512.63	6.250	359	715	69.17
11.375	140	113,188,487.87	13.07	808,489.20	6.375	361	718	68.35
11.500	170	126,308,017.92	14.59	742,988.34	6.496	360	716	70.75
11.625	117	85,512,627.84	9.87	730,877.16	6.625	359	711	71.92
11.750	105	67,130,821.46	7.75	639,341.16	6.750	359	707	75.49
11.875	96	67,745,509.57	7.82	705,682.39	6.875	360	710	74.58
12.000	28	19,025,985.00	2.20	679,499.46	7.000	359	716	75.69
12.125	30	22,919,173.36	2.65	763,972.45	7.125	359	713	76.69
12.250	33	22,853,074.60	2.64	692,517.41	7.250	360	697	76.91
12.375	30	20,603,361.17	2.38	686,778.71	7.375	360	703	74.90
12.500	17	12,665,803.89	1.46	745,047.29	7.500	360	688	75.26
12.625	11	7,709,736.00	0.89	700,885.09	7.625	360	679	75.57
12.750	11	9,905,000.00	1.14	900,454.55	7.750	360	713	77.37
12.875	11	7,857,550.00	0.91	714,322.73	7.875	360	698	80.29
13.000	13	7,653,770.00	0.88	588,751.54	7.927	360	709	76.81
13.125	1	528,000.00	0.06	528,000.00	8.125	360	727	78.22
13.250	2	3,668,750.00	0.42	1,834,375.00	8.250	360	738	70.85
13.375	3	2,243,000.00	0.26	747,666.67	8.375	359	669	74.32
13.500	10	7,709,300.00	0.89	770,930.00	8.500	360	723	73.63
13.625	1	218,000.00	0.03	218,000.00	7.625	358	622	76.49
Total	1,182	$866,007,849.54	100.00%
____________
(1)	As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in loan group 4 was approximately 11.584%.

Minimum Mortgage Rates(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.250	1,169	$858,226,748.91	99.10%	734,154.62	6.583	360	713	71.54
2.750	10	6,219,140.10	0.72	621,914.01	6.476	359	680	69.04
2.875	1	621,000.00	0.07	621,000.00	7.875	360	708	90.00
6.375	1	457,600.00	0.05	457,600.00	6.375	358	775	71.50
6.500	1	483,360.53	0.06	483,360.53	6.500	477	626	80.00
Total	1,182	$866,007,849.54	100.00%
____________
(1)	As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in loan group 4 was approximately 2.259%.

Initial Rate Adjustment Dates

Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
August 1, 2015	1	$1,275,000.00	0.15%	1,275,000.00	5.875	339	781	75.00
September 1, 2016	1	571,267.17	0.07	571,267.17	7.375	352	681	76.24
November 1, 2016	2	1,379,898.83	0.16	689,949.42	6.359	354	722	76.11
December 1, 2016	6	4,681,875.12	0.54	780,312.52	6.654	355	714	66.00
January 1, 2017	13	7,606,444.30	0.88	585,111.10	6.319	356	713	73.86
February 1, 2017	64	51,680,764.82	5.97	807,511.95	6.417	358	708	70.94
March 1, 2017	138	105,361,188.37	12.17	763,486.87	6.466	359	720	71.45
April 1, 2017	224	155,970,287.85	18.01	696,295.93	6.429	359	709	71.15
May 1, 2017	636	464,750,237.08	53.67	730,739.37	6.655	360	712	71.52
June 1, 2017	97	72,730,886.00	8.40	749,802.95	6.772	360	721	72.95
Total	1,182	$866,007,849.54	100.00%

Months to Initial Rate Adjustment Date

Range of Number of Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
85 - 120	1,085	$793,276,963.54	91.60%	731,130.84	6.566	360	712	71.41
121 and Above	97	72,730,886.00	8.40	749,802.95	6.772	360	721	72.95
Total	1,182	$866,007,849.54	100.00%

Initial Periodic Rate Cap

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2.000	1	$1,022,250.00	0.12%	1,022,250.00	6.250	357	764	64.50
5.000	1,177	863,227,599.54	99.68	733,413.42	6.583	360	713	71.53
6.000	4	1,758,000.00	0.20	439,500.00	6.578	357	715	79.56
Total	1,182	$866,007,849.54	100.00%

Subsequent Periodic Rate Cap

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
1.000	3	$2,049,992.50	0.24%	683,330.83	6.240	358	716	66.76
2.000	1,179	863,957,857.04	99.76	732,788.68	6.584	360	713	71.55
Total	1,182	$866,007,849.54	100.00%

Interest-Only Period at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	59	$47,901,992.74	5.53%	811,898.18	6.538	365	697	71.14
120	1,123	818,105,856.80	94.47	728,500.32	6.586	359	714	71.56
Total	1,182	$866,007,849.54	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 4	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	694	$535,140,090.31	61.79%	771,095.23	6.636	359	717	70.67
12	277	191,723,004.30	22.14	692,140.81	6.483	361	713	72.96
24	2	1,461,992.50	0.17	730,996.25	6.034	358	738	61.44
36	115	72,694,849.53	8.39	632,129.13	6.537	359	703	74.62
60	94	64,987,912.90	7.50	691,360.78	6.501	359	695	71.29
Total	1,182	$866,007,849.54	100.00%